                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          This Agreement and Plan of Merger and Reorganization (this "Agreement"), dated as of September 3, 1998, is made by and among CRW FINANCIAL,
 ---------
INC., a Delaware corporation (the "Company"), TELESPECTRUM WORLDWIDE INC., a
                                   -------
Delaware corporation ("Parent"), and CRW ACQUISITION CORP., a Delaware
                       ------
corporation and wholly-owned subsidiary of Parent ("Merger Sub").
                                                    ----------


                              W I T N E S S E T H
                              -------------------

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company and the sole stockholder of Merger Sub have each approved the business combination described herein in which the Company will become a subsidiary of Parent as a result of a merger of Merger Sub with and into the Company upon the terms and subject to the conditions hereinafter set forth (the "Merger"),
                                                                ------
pursuant to which each outstanding share of common stock, par value $.01 per share ("Company Common Stock"), of the Company will be converted into the right
        --------------------
to receive shares of common stock, par value $.01 per share ("Parent Common
                                                              -------------
Stock"), of Parent in the manner set forth herein;
-----

     WHEREAS, the Boards of Directors of Parent and the Company have each determined that the Merger is in the best interest of their respective stockholders and have each approved this Agreement and the Merger upon the terms and conditions set forth herein;

     WHEREAS, the Board of Directors of Merger Sub has approved and adopted this Agreement, and Parent, as the sole stockholder of Merger Sub, will adopt this Agreement promptly after the execution hereof; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
                       ----

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I
                                  THE MERGER

      SECTION 1.1. THE MERGER. Subject to the terms and conditions hereof and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), at the Effective Time (hereinafter defined): (a) Merger
              ----
Sub shall be merged with and into the Company and the separate existence of Merger Sub shall cease; (b) the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), (i) shall be a wholly-owned subsidiary of
             ---------------------
Parent, (ii shall continue its corporate existence under the laws of the State of Delaware, (ii shall retain its present name and (iv shall succeed to all rights, assets, liabilities and obligations of Merger Sub and the Company in accordance with the DGCL; (c) the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall continue as the Certificate of Incorporation of the Surviving Corporation; (d) the By-laws of the Merger Sub, as in effect immediately prior to the Effective Time, shall continue as the By-laws of the Surviving Corporation; (e) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation; and (f) the officers of the Merger Sub immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation. From and after the Effective Time, the Merger will have all the effects provided by the DGCL.

      SECTION 1.2. STOCKHOLDER MEETING, CLOSING, EFFECTIVE TIME OF THE MERGER. The Company shall submit this Agreement to the holders of Company Common Stock for approval and adoption at the Stockholders Meeting (hereinafter defined) to be held as soon as practicable following the date of this Agreement in accordance with Section 4.4 hereof. Subject to this Agreement receiving such stockholder approval, and subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing") on the next business day (or such
                                   -------
later date as the parties hereto may agree) following the day on which the last of the conditions set forth in Article V hereof is fulfilled or waived (such later date, the "Closing Date"), at 9:00 A.M. at the offices of Morgan, Lewis &
                 ------------
Bockius LLP, One Logan Square, Philadelphia, Pennsylvania, or at such other time or place as the parties agree upon. On the next business day after the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State
                            ---------------------
of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or such later date or time agreed upon by Parent and the Company and set forth therein, the "Effective Time.")
              --------------

      SECTION 1.3.  CONVERSION AND CANCELLATION OF SECURITIES.

          (a) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Appraisal Shares (as defined in Section 1.3(d) hereof) and shares of Company Common Stock described in Section 1.3(b) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive .709 (the "Exchange Ratio") of a share of Parent Common Stock
                            --------------
(the "Merger Consideration"); provided that no fractional shares of Parent
      --------------------
Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 1.4(i) hereof. For purposes hereof, Fully-Diluted Common Stock means the number of outstanding shares of Company Common Stock as of the Effective Time (other than those shares of Company Common Stock beneficially owned by the Parent or any of its Subsidiaries (as defined in Section 2.2 hereof)), plus the number of shares of Common Stock obtainable upon the exercise of all outstanding options and warrants exercisable for Company Common Stock.

          (b) At the Effective Time, each share of Company Common Stock (i) beneficially owned by the Parent (or one of its Subsidiaries) immediately prior to the Effective Time, or (ii) held in the treasury of the Company immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled and retired and cease to exist, and no cash, securities or other property shall be payable in respect thereof.

          (c) At the Effective Time, each share of Merger Sub common stock, without par value ("Merger Sub Common Stock"), issued and outstanding
                    -----------------------
immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the holder thereof, be converted into one validly issued, fully paid and nonassessable common share, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").
                        ----------------------------------

          (d) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock held by a holder who, pursuant to Section 262 of the DGCL or any successor provision, has the right to demand and properly demands an appraisal of such shares of Company Common Stock ("Appraisal
                                                              ---------
Shares"), shall not be converted into the right to receive the Merger
------
Consideration, unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of Company Common Stock held by such holder shall be treated as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration. At the Effective Time, any holder of Appraisal Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL or any successor provision and as provided in the immediately preceding sentence. The Company shall give prompt notice to the Parent of any demands received by the Company for appraisal of shares of Company Common Stock.

          (e) If between the date of this Agreement and the Effective Time, the number of shares of Fully-Diluted Common Stock or the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Fully-Diluted Common Stock and accord the Parent and the Merger Sub with the same economic effect as contemplated by this Agreement.

      SECTION 1.4.  EXCHANGE OF CERTIFICATES.

          (a) Prior to the Closing Date, the Parent shall select a bank or trust company reasonably acceptable to the Company to act as exchange and paying agent (the "Exchange Agent") in connection with the surrender of certificates
            --------------
evidencing shares of Company Common Stock converted into Merger Consideration pursuant to the Merger. At the Effective Time, Parent shall deposit with the Exchange Agent one or more certificates representing the shares of Parent Common Stock to be issued in the Merger (the "Merger Stock"), which shares of Merger
                                       ------------
Stock shall be deemed to be issued at the Effective Time. Promptly after the Effective Time, Parent shall deliver to the Exchange Agent such cash as may be required from time to time to make payment of cash in lieu of fractional shares in accordance with Section 1.4(i) and 1.5 hereof.

          (b) As soon as practicable after the Effective Time, but in no event later than five days after the Effective Time, Parent shall direct the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (the "Certificates") (i) a
                                                           ------------
letter of transmittal (with instructions for its use) specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as Parent and the Surviving Corporation may reasonably agree and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal and such other documents as may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Surviving Corporation shall cause to be issued and paid, certificates representing the shares of Merger Stock that such holder has the right to receive pursuant to the terms hereof (together with any dividend or distribution with respect thereto made after the Effective Time and any cash paid in lieu of fractional shares pursuant to Section 1.4(i)), and the Certificate so surrendered shall be canceled. If any portion of the Merger Consideration is to be paid to a person other than the person who is the record holder of the Company Common Stock at the Effective Time, it shall be a condition to such payment that the certificate evidencing the Company Common Stock so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that it be accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to the Surviving Corporation and Parent that any applicable stock transfer tax has been paid.

          (c) After the Effective Time, each outstanding Certificate which theretofore represented shares of Company Common Stock shall, until surrendered for exchange in accordance with this Section 1.4, be deemed for all purposes to evidence ownership of full shares of Parent Common Stock into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

          (d) Except as otherwise expressly provided herein, the Parent shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Certificates for shares of Merger Stock. Any Merger Stock or other cash delivered to the Exchange Agent pursuant to Section 1.4(a) hereof, and not exchanged pursuant to Section 1.4(b) hereof for Company Common Stock or fractional interests pursuant to Section 1.4(i) hereof within 180 days after the Effective Time shall be returned by the Exchange Agent to the Surviving Corporation which shall thereafter act as exchange agent subject to the rights of holders of Company Common Stock hereunder.

          (e) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made.

          (f) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of Merger Stock, dividends or distributions with respect thereto or cash payable in lieu of fractional shares pursuant to
Section 1.4(i) hereof delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificates to be lost, stolen or destroyed, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificates the Merger Consideration for the shares represented thereby, deliverable in respect thereof, as determined in accordance with the terms hereof. When authorizing such payment in exchange for any lost, stolen or destroyed Certificates, the person to whom the Merger Consideration is to be issued, as a condition precedent to such delivery, shall give Parent a bond or indemnity reasonably satisfactory to Parent, its transfer agent and their respective insurance carriers against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (h) No dividend or other distribution declared or made after the Effective Time with respect to the Merger Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merger Stock issuable upon surrender thereof until the holder of such Certificate shall surrender such Certificate in accordance with
Section 1.4(b). Subject to the effect of applicable law, following surrender of any such Certificate there shall be paid, without interest, to the record holder of certificates representing whole shares of Merger Stock issued in exchange therefor: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Merger Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender of such Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of Merger Stock. No holder of Company Common Stock shall be entitled to any interest on any cash amounts payable for fractional interests pursuant to this Section 1.4(h).

          (i) No certificates or scrip evidencing fractional shares of Merger Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of a Certificate previously evidencing Company Common Stock, upon surrender of such Certificate for exchange pursuant to this Article I, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(a) the closing price for a share of Parent Common Stock on the Nasdaq National Market on the first business day immediately following the Effective Time, by
(b) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder at the Effective Time).

      SECTION 1.5.  OPTIONS AND WARRANTS.

          (a) At the Effective Time, each option and warrant granted or issued by the Company and exercisable for shares of Company Common Stock, which is outstanding and unexercised or unconverted immediately prior thereto, shall be assumed by Parent pursuant to a writing to be executed at the Closing in form and substance reasonably acceptable to the Company, and, subject to the following provisions, shall be converted into an option or warrant to purchase shares of Parent Common Stock. Each such option or warrant shall be converted into an option or warrant to purchase such number of shares of Parent Common Stock at such exercise price as is determined as provided below (and otherwise having the same duration and other terms as the original option or warrant):

               (i) the number of shares of Parent Common Stock to be subject to the new option or warrant shall be equal to the product of (A) the number of shares of Company Common Stock subject to the option or warrant immediately prior to the Effective Time and (B) the Exchange Ratio, the product being rounded, if necessary, up or down, to the nearest whole share; and

               (ii) the exercise or convertible price per share of Parent Common Stock under the new option or warrant shall be equal to (A) the exercise price per share of the Company Common Stock under the option or warrant immediately prior to the Effective Time divided by (B) the Exchange Ratio, rounded, if necessary, up or down, to the nearest cent.

Notwithstanding the foregoing, those warrants that were issued by the Company and Parent that are by their terms exercisable for shares of Parent Common Stock (the "TLSP/CRW Warrants") shall be unaffected as a result of the Merger.
      -----------------


          (b) At the Effective Time, the Purchaser shall deliver to holders of original options and warrants (except for the TLSP/CRW Warrants) appropriate agreements representing the new options and warrants on the terms and conditions set forth in this Section 1.5(b). The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the new options and warrants in accordance with this Section 1.5(b). The Parent shall file (i) a registration statement on Form S-8 (or any successor form) or another appropriate form, effective promptly after the Effective Time, with respect to shares of Parent Common Stock subject to the new options (but not any such new warrants) and (ii) a registration statement on Form S-3 (or any successor form) or another appropriate form (such registration statement, the "Parent Form S-3"), effective promptly after the Effective Time, with respect to
 ---------------
shares of Parent Common Stock subject to the new warrants (but only with respect to such shares of Parent Common Stock associated with shares of Company Common Stock that had been registered by the Company on a registration statement on Form S-3 (the "Company Form S-3"))). The Company, from time to time, shall also
               ----------------
prepare such resale prospectuses for inclusion in the Parent Form S-3 on the same basis as contemplated by the Company Form S-3. The Company shall use all reasonable efforts to maintain the effectiveness of (i) such Form S-8 registration statement for so along as such options remain outstanding and (ii) the Parent Form S-3 for such period covered by the existing Company Form S-3. In addition, with respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Parent shall administer any option plans assumed pursuant
 ------------
to this Section 1.5(b) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such option plan complied with such rule prior to the Merger.


                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to, and agrees with, Parent and Merger Sub as follows, except as set forth on a Disclosure Schedule delivered by the Company concurrently with the execution and delivery of this Agreement (the "Company Schedule"), each of which exceptions shall specifically identify the
 ----------------
relevant subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

      SECTION 2.1. ORGANIZATION, POWERS AND QUALIFICATIONS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith. The Company is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are disclosed in the COMPANY SCHEDULE, except where the failure to be so qualified would not have a Company Material Adverse Effect. As used in this Agreement, "Company Material
                                                              ----------------
Adverse Effect" shall mean any fact, condition, event, development or occurrence
--------------
which, individually or when taken together with all other such facts, conditions, events, developments or occurrences, could reasonably be expected to have a material adverse effect on the financial condition, or operating results of the Company and its Subsidiaries (hereinafter defined), taken as a whole.

      SECTION 2.2.  SUBSIDIARIES.   (a)  "Subsidiary" means, with respect to any
                                          ----------
party, any corporation, limited liability company, partnership, joint venture, or other business association or entity, at least a majority of the voting securities or economic interests of which is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries. As used in this Agreement, "Joint Venture" means, with respect to any party, any
                    -------------
corporation, limited liability company, partnership, joint venture or other business association or entity in which (i) such party or any one or more of its Subsidiaries, directly or indirectly, owns or controls more than five percent and less than a majority of any class of the outstanding voting securities or economic interests, or (ii) such party or a Subsidiary of such party is a general partner.

          (b) The COMPANY SCHEDULE lists each Subsidiary and Joint Venture of the Company, the jurisdiction of its organization and the amount of its securities outstanding and the owners thereof. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Subsidiary has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and properties used in connection therewith. Each Subsidiary is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are disclosed on the COMPANY SCHEDULE, except where the failure to be so qualified would not have a Company Material Adverse Effect. All issued and outstanding shares of capital stock of each Subsidiary have been duly authorized, are validly issued and outstanding, are fully paid and nonassessable and were issued in compliance with all applicable Federal and state securities laws and, except as set forth on the COMPANY SCHEDULE, are lawfully owned of record and beneficially by the Company or another Subsidiary of the Company, free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever ("Liens"). There are no existing subscriptions, options, warrants,
             -----
convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of any Subsidiary of the Company, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of any Subsidiary of the Company, nor is the Company or any Subsidiary of the Company subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire shares of capital stock of any Subsidiary of the Company, in any case except as set forth on the COMPANY SCHEDULE. Except for its Subsidiaries and its Joint Ventures or as set forth in the COMPANY SCHEDULE, neither the Company nor any Subsidiary of the Company directly or indirectly (i) owns or controls any shares of any corporation nor has any voting securities of, or economic interest in, either of record or beneficially in any association, partnership, limited liability company, joint venture or other legal entity, or (ii) is a general partner of any partnership.

      SECTION 2.3. CAPITAL STOCK. The Company has authorized capital stock consisting of 20,000,000 shares of Company Common Stock and 500,000 shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock"). As of
                                            -----------------------
the date hereof: (i) 6,533,209 shares of Company Common Stock are issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock are held as treasury shares, (iv) 1,205,000 shares of the Company Common Stock are underlying outstanding stock options granted under the Company stock option or equity compensation plans (the "Company Stock Plans"), (v) 362,500 shares of the
                         -------------------
Company Common Stock are underlying outstanding warrants and (vi) 352,821 shares of the Company Common Stock are obtainable pursuant to the terms of the convertible notes. As of the date hereof, the Company owned 6,946,583 shares of Parent Common Stock and other than the TLSP/CRW Warrants, which as of the date hereof were exercisable for an aggregate of 678,410 shares of Parent Common Stock, there are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of Company Common Stock or Parent Common Stock by the Company. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable Federal and state securities laws; and all of such treasury shares were acquired by the Company in compliance with all applicable laws, including without limitation all applicable Federal and state securities laws. No shares of capital stock issued by the Company are or were, at the time of their issuance, issued in violation of preemptive rights. There are no voting trusts or other agreements or understandings to which the Company is a party, nor, to the knowledge of the Company, to which any stockholder of the Company is a party, with respect to the voting of capital stock of the Company.

      SECTION 2.4. CERTIFICATE OF INCORPORATION, BY-LAWS AND MINUTE BOOKS. The copies of the Certificate of Incorporation and all amendments thereto and of the By-laws, as amended, of the Company and the Subsidiaries which have been delivered to Parent are true, correct and complete copies thereof as in effect on the date hereof. The minute books of the Company and the Subsidiaries which have been made available for inspection contain minutes, which are accurate and complete in all material respects, of all meetings and consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the stockholders of the Company and the Subsidiaries since the respective dates of incorporation.

      SECTION 2.5. AUTHORITY; BINDING EFFECT. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, its charter document or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement and (ii) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken, except that this Agreement must be approved by the holders of a majority of the outstanding Company Common Stock of record on the record date for the Stockholders Meeting ("Required Company Stockholder
                                                  ----------------------------
Approval").  This Agreement constitutes the Company's valid and binding
--------
agreement, enforceable against it in accordance with its terms.

      SECTION 2.6. CONFLICT WITH OTHER AGREEMENTS; APPROVALS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the Company's charter or bylaws or the comparable organizational documents of any of its Subsidiaries, or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any Contract (hereinafter defined) to which the Company or any Subsidiary of the Company is a party or by which it is bound, or
(iii) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in Section 2.7 or in the COMPANY
SCHEDULE in response thereto, conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to the Company or any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and (iii), for any such breaches, defaults, liens, third party rights, cancellations, modifications, accelerations or losses of benefits, conflicts or violations which would not have a Company Material Adverse Effect and do not materially impair the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

      SECTION 2.7. GOVERNMENTAL CONSENTS AND APPROVALS. Except as set forth on the COMPANY SCHEDULE, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any local, state, federal or foreign court, administrative agency, commission or other governmental or regulatory authority, agency or instrumentality ("Governmental Entity"), except (a) the filing of the
                   -------------------
Registration Statement (hereinafter defined) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as
                 ---
amended, and the rules and regulations thereunder (the "Securities Act") and the
                                                        --------------
entry of an order by the SEC permitting such Registration Statement to become effective, and compliance with applicable state securities laws, (b) the filing of the Proxy Statement (hereinafter defined) and related proxy materials with the SEC in accordance with 0the Exchange Act, (c) notification pursuant to, and expiration or termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and (d) the filing and recording of the Certificate
                 -------
of Merger in accordance with the DGCL.

      SECTION 2.8. SEC REPORTS. The Company has filed all required forms, reports and documents with the SEC since January 1, 1997 (collectively, the "Company's SEC Reports"), including without limitation the Company's Annual
 ---------------------
Report on Form 10-K for the year ended December 31, 1997 (the "Company 1997 Form
                                                               -----------------
10-K") and the Company's Quarterly Report on Form 10-Q for the fiscal quarters
----
ended March 31, 1998 and June 30, 1998 (the "Company Forms 10-Q").  The
                                             ------------------
Company's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of the Company's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There have been filed as exhibits to, or incorporated by reference in, the Company 1997 Form 10-K and Company Forms 10-Q all contracts which, as of the date hereof, are material as described in Item 601(b)(10) of Regulation S-K. The Company has heretofore delivered or made available to Parent, in the form filed with the SEC, all of the Company's SEC Reports.

      SECTION 2.9. FINANCIAL STATEMENTS. The (a) consolidated balance sheets of the Company and its Subsidiaries at December 31, 1997 and 1996 and the related consolidated statements of earnings, changes in stockholders' equity and statements of cash flow for the years then ended, together with the notes thereto, audited by Arthur Anderson LLP (the "'Company's Auditors"); and (b)
                                               ------------------
unaudited consolidated balance sheets of the Company and Subsidiaries at June 30, 1998 and related consolidated statements of income, changes in stockholders' equity and statements of cash flow for the six-month period ended June 30, 1998, (the "Balance Sheet Date") have been prepared in accordance with generally
      ------------------
accepted accounting principles consistently applied throughout the periods involved ("GAAP"). Such balance sheets, including the related notes, fairly
           ----
present, in all material respects, the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company and its Subsidiaries at the dates indicated and such consolidated statements of income, changes in stockholders' equity and statements of cash flow fairly present the consolidated results of operations, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for the periods indicated. The unaudited consolidated financial statements as at and for the six-month period ending June 30, 1998 contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly, in all material respects, the financial position at June 30, 1998, and the results of operations and changes in stockholders' equity and financial position for the six-month period then ended. (The unaudited consolidated balance sheet of the Company and its Subsidiaries at June 30, 1998 described above is referred to herein as the "Company Balance Sheet").
 ---------------------

      SECTION 2.10. ABSENCE OF CERTAIN CHANGES. Except as described in the COMPANY SCHEDULE, since December 31, 1997 (the "Company Audit Date"), the
                                                ------------------
Company and the Subsidiaries have conducted their business solely in the
ordinary course consistent with past practice.   Except as otherwise disclosed
on the COMPANY SCHEDULE or as referred to in the Company's SEC Reports, since the Company Audit Date, the Company and the Subsidiaries have not:

          (a)  suffered any Company Material Adverse Effect;

          (b) been subject to any other events or conditions of any character that would impair the ability of the Company to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby;

          (c) made any material change to their respective accounting methods, principles or practices;

          (d) incurred any material liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any Lien material, or paid any material liabilities, other than in the ordinary course of business consistent with past practices, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its material assets or properties; or

          (e) taken or been subject to any other action or event that would have required the consent of Parent pursuant to Section 4.1 hereof.

      SECTION 2.1. INDEBTEDNESS; ABSENCE OF UNDISCLOSED LIABILITIES. The COMPANY SCHEDULE discloses as of the date hereof all indebtedness for money borrowed of the Company or any Subsidiary of the Company, accurately disclosing for each such indebtedness the payee, the original principal amount of the loan, the current unpaid balance of the loan, the interest rate and the maturity date. Neither the Company nor any of its Subsidiaries has any material indebtedness, liability or obligation of any kind (whether known or unknown, accrued, absolute, asserted or unasserted, contingent or otherwise) except (i) as and to the extent reflected, reserved against or otherwise disclosed in the Balance Sheet, or (ii) for liabilities and obligations incurred subsequent to the Balance Sheet Date in the ordinary course of business and which do not have a Company Material Adverse Effect or materially impair the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

      SECTION 2.1. ASSETS. Except as described in the COMPANY SCHEDULE, the Company and the Subsidiaries have good and marketable title to all their real and personal properties and assets, including without limitation those assets and properties reflected in the Balance Sheet in the amounts and categories reflected therein, free and clear of all Liens, except (a) the lien of current taxes not yet due and payable, (b) properties, interests, and assets disposed of by the Company or any Subsidiary since the Balance Sheet Date solely in the ordinary course of business consistent with past practice, (c) such secured indebtedness as is disclosed in the Balance Sheet covering the properties referred to therein, and

(d) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto ("Permitted Liens").
                  ---------------

     SECTION 2.13.  CONTRACTS.

          (a) The COMPANY SCHEDULE lists each written or oral contract, agreement, arrangement, lease, instrument, mortgage or commitment to which the Company or a Subsidiary is a party or may be bound or to which their respective properties or assets may be subject ("Contract").
                                      --------

          (b) All Contracts are valid and binding on the Company or its Subsidiaries, as applicable, and, to the knowledge of the Company, the other parties thereto, and are in full force and effect as to the Company on the date of this Agreement except to the extent they have previously expired in accordance with their terms or except to the extent that their invalidity would not have a Company Material Adverse Effect. None of the Company, any of its Subsidiaries nor, to the Company's knowledge, any other parties, have violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which, or the default under which, might have a Company Material Adverse Effect.

     SECTION 2.14. INSURANCE. The COMPANY SCHEDULE accurately sets forth as of the day preceding the date hereof all policies of insurance, other than title insurance policies, held by or on behalf of the Company and all outstanding claims. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. In the reasonable judgment of the Company, such policies are in amounts which are adequate in relation to the business and properties of the Company, and all premiums to date have been paid in full.

     SECTION 2.15. AUTHORIZATIONS; COMPLIANCE WITH LAW. (a) The Company and the Subsidiaries hold all licenses, franchises, certificates, consents, permits, approvals, certificates of public convenience and necessity, and authorizations ("Authorizations") from all Governmental Entities and other persons which are
  --------------
necessary for the lawful conduct of their respective businesses and their use and occupancy of their assets and properties in the manner currently conducted, used and occupied, except where the failure to hold any of the foregoing would not have a Company Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement or materially prevent or materially delay the consummation of any of the transactions contemplated hereby.

          (b) The Company and each of the Subsidiaries is in compliance with all applicable laws, statutes, ordinances, codes, rules and regulations of any Governmental Entities, except where such violations would not have a Company Material Adverse Effect.

     SECTION 2.16.  TAXES.

          (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company or the Subsidiaries (the "Tax Returns") on or prior to the date hereof or with respect
                   -----------
to taxable periods ending on or prior to the date hereof with respect to any federal, state, local or foreign taxes, assessments, deficiencies, fees and other governmental charges or impositions (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, transfer, franchise, license, school and any other tax or similar governmental charge or imposition (including interest, penalties or additions with respect thereto) under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof ("Taxes") have been timely filed and all such Tax Returns are true, correct and
  -----
complete in all material respects.

          (b) All Taxes called for by the Tax Returns have been fully paid. The accruals for Taxes contained in the Balance Sheet are adequate to cover the liabilities for Taxes of the Company and the Subsidiaries as of the Balance Sheet Date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate.

          (c) Neither the Company nor the Subsidiaries have received any notice of assessment or proposed assessment in connection with any Taxes or Tax Returns and there are not pending tax examinations of or tax claims asserted against the Company or the Subsidiaries or any of their respective assets or properties. Neither the Company nor any Subsidiary has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes.

          (d) There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of the Company or the Subsidiaries. The Company has no knowledge of any basis for any additional assessment of any Taxes. The Company and the Subsidiaries have made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon the Company or the Subsidiaries.

     SECTION 2.17. ABSENCE OF LITIGATION; CLAIMS. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, or with respect to which any director, officer, employee or agent is or may be entitled to claim indemnification from the Company or any Subsidiary of the Company, before any Governmental Entity or arbitrator, nor is there any judgement, decree, injunction, rule or order of any Governmental Entity or arbitrator expressly applicable by its terms to the Company or any of its Subsidiaries.

     SECTION 2.18.  EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS.

          (a) The COMPANY SCHEDULE lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive,
          -----
deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or
             ---------------
any subsidiary of the Company, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Employee Plans"), excluding former agreements under which the Company has no
 --------------
remaining obligations and any of the foregoing that are required to be maintained by the Company under the laws of any foreign jurisdiction. With respect to each Employee Plan, as applicable, a copy of (i) each such written Employee Plan (other than those referred to in Section 4(b)(4) of ERISA, together with all amendments, trust agreements, insurance policies and service agreements; (ii) the three most recently filed Forms 5500 or 5500 C/R and any financial statements attached thereto; (iii) the most recent Internal Revenue Service ("IRS") determination letter; (iv) the most recent summary plan description; (v)
  ---
all reports submitted within the preceding three years by third-party administrators, actuaries, investment managers, consultants, or other independent contractors, has been made available to Parent; and (vi) all notices that were issued within the preceding three years by the IRS, Department of Labor, the Pension Benefit Guarantee Corporation, or any other Governmental Entity.

          (b) Except as set forth in the COMPANY SCHEDULE, (i) except as required by Section 4980B of the Code, none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person and none of the Employee Plans is a "multi employer plan" as such term is defined in
Section 3(37) of ERISA; (ii) there has not been any breach of any fiduciary duty, as described in Section 404 of ERISA, or no "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), all employee plans have in all material respects been operated at all times in accordance with their terms and with ERISA and the Code, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063, 4604 or 4041 of ERISA has occurred; and (viii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course); (ix) neither the Company nor any ERISA Affiliate has incurred any liability for any excise, income or other taxes or penalties with respect to any Employee Plan which has not been paid in full, and no event has occurred and no circumstance exists that could give rise to any such liability; (x) there are no pending or threatened claims against any Employee Plan (other than routine claims for benefits) or against any fiduciary or an Employee Plan with respect to such plan, nor is there any basis for such a claim; and (xi) no Employee Plan is presently under audit or examination (nor has notice been received of a potential audit or examination) by any governmental entity, and no matters are pending with respect to any Employee Plan under any governmental corrective or remedial program.

          (c) The COMPANY SCHEDULE sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its Subsidiaries who holds any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company

Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months from the date hereof, or as a result of, the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code (an "ISO"), and the expiration date of such option.
                                ---
The COMPANY SCHEDULE also sets forth the total number of such ISOs and such nonqualified options.

          (d) Except as set forth in the Company Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in Proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G of the Code).

     SECTION 2.19. LABOR MATTERS. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its Subsidiaries or any of their respective employees, which controversies would have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by the Company nor or any of its Subsidiaries as a bargaining representative for employees of the Company or any of its Subsidiaries.

     SECTION 2.20. INTELLECTUAL PROPERTY. Except for that which Casino Money Centers, Inc. ("CMC") is the registered owner (and as to which no representation
                ---
or warranty is made by the Company), neither the Company nor any Subsidiary of the Company has any registered copyrights, patents, trademarks or applications for any registered copyrights, patents or trademarks. In conducting their respective business as presently conducted, neither the Company nor any Subsidiary of the Company (other than CMC, as to which no representation or warranty is made hereby) is infringing upon or unlawfully or wrongfully using any patent, trademark, trade name, service mark, copyright or any other form of intellectual property or trade secret, owned or claimed by another. Neither the Company nor any Subsidiary is in default under, nor has it received any notice of any claim of infringement or any other claim or proceeding relating to, any such patent, trademark, trade name, service mark, copyright, trade secret or any other form of intellectual property or any agreement relating thereto.

     SECTION 2.21. ADEQUACY OF DISCLOSURE. No representation or warranty by the Company in this Agreement, in any certificate or in the Company Schedule furnished or to be furnished to Parent pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

     SECTION 2.22. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion or incorporation by reference in the registration statement of Parent on Form S-4 pursuant to which shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not contain, at the time the Registration
      ----------------------
Statement is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by the Company for inclusion or incorporation by reference in the proxy statement/prospectus (the "Proxy Statement") to be sent to the stockholders of
                           ---------------
the Company in connection with the special meeting of the Company's stockholders to consider this Agreement (the "Stockholders Meeting") shall not, at the time
                                 --------------------
the Proxy Statement is first mailed to stockholders, at the time of the Stockholders Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent.

     SECTION 2.23. TAX MATTERS. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or make untrue any representation or warranty contained in the Company Tax Certificate.

     SECTION 2.24. AFFILIATES. Except for the persons listed on the COMPANY SCHEDULE there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 1-02 of Regulation S-X of the SEC and Rule 145 under the Securities Act.

     SECTION 2.25.  BOARD ACTION; VOTE REQUIRED; APPLICABILITY OF SECTION 203.
(a) The Special Committee of the Board of Directors, and the entire Board of Directors of the Company, each has unanimously determined that the transactions contemplated by this Agreement are in the best interests of the Company and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

          (b) The provisions of Section 203 of the Delaware Law will not apply to this Agreement or any of the transactions contemplated hereby.

          (c) The Company represents and warrants that it has been advised by each of its directors and executive officers that each such person intends to vote his shares of Company Common Stock in favor of the approval and adoption of this Agreement.

     SECTION 2.26. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Janney Montgomery Scott Inc. (the "Company Financial Advisor"), dated
                                              -------------------------
September 3, 1998, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock and a copy of such opinion has been made available to Parent.

     SECTION 2.27. BROKERS AND FINDERS. Neither the Company, any Subsidiary of the Company nor any of their respective officers, directors or employees has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that the Special Committee of the Board of Directors of the Company has engaged the Company Financial Advisor as its financial advisor pursuant to the terms of an engagement letter, a true and complete copy of which has previously been furnished to Parent.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub each represents and warrants to the Company as follows, except as set forth on a Disclosure Schedule delivered by Parent concurrently with the execution and delivery of this Agreement (the "Parent
                                                                     ------
Schedule"), each of which exceptions shall specifically identify the relevant
--------
subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

     SECTION 3.1. ORGANIZATION AND POWERS. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and the Merger Sub has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith.

     SECTION 3.2. AUTHORITY; BINDING EFFECT. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, its charter document or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement and (ii) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken. This Agreement constitutes Parent's valid and binding agreement, enforceable against it in accordance with its terms.

     SECTION 3.3. CONFLICT WITH OTHER AGREEMENTS; APPROVALS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the Parent's or any of its Subsidiaries charter or bylaws, or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any contract to which the Parent or any Subsidiary of the Parent is a party or by which it is bound, or (iii) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in
Section 3.4 or in the PARENT SCHEDULE in response thereto, conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to the Parent or any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and
(iii), for any such breaches, defaults, liens, third party rights, cancellations, modifications, accelerations or losses of benefits, conflicts or violations which would not have a Parent Material Adverse Effect and do not materially impair the ability of the Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby. As used in this Agreement, "Parent Material
                                                               ---------------
Adverse Effect" shall mean any fact, condition, event, development or occurrence
--------------
which, individually or when taken together with all other such facts, conditions, events, developments or occurrences, could reasonably be expected to have a material adverse effect on the financial condition, operating results of Parent and its Subsidiaries, taken as a whole.

     SECTION 3.4. GOVERNMENTAL CONSENTS AND APPROVALS. Except as set forth on the PARENT SCHEDULE, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any Governmental Entity, except (a) the filing of the Registration Statement with the SEC in accordance with the Securities Act and the entry of an order by the SEC permitting such Registration Statement to become effective, and compliance with applicable state securities laws, (b) notification pursuant to, and expiration or termination of the waiting period under the HSR Act, and (c) the filing and recording of the Certificate of Merger in accordance with the DGCL.

     SECTION 3.5. CAPITAL STOCK. Parent has authorized capital stock consisting of 200,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Parent Preferred Stock"). As of
                                            ----------------------
August 1, 1998: (i) 25,671,205 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) no shares of Parent Common Stock were held as treasury shares, (iii) no shares of Company Common Stock were held as treasury shares,
(iv) 4,032,705 shares of the Parent Common Stock underlying outstanding stock options were granted under the Parent's 1996 Equity Compensation Plan (the "Parent Stock Plan"), (v) 2,467,295 shares of the Parent Common Stock were
 -----------------
reserved for issuance under the Parent Stock Plan, and (vi) 2,426,733 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants and options issued outside of the Parent Stock Plan. Since June 1, 1998 until the date hereof, (i) no additional shares of capital stock have been reserved for issuance by Parent and (ii) the only issuances of shares of capital stock of the Parent have been issuances of Parent Common Stock upon the exercise of outstanding stock options. All of the issued and outstanding shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable Federal and state securities laws. No shares of capital stock issued by Parent are or were, at the time of their issuance, issued in violation of preemptive rights. There are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Parent at any time, or upon the happening of any stated event, any shares of the capital stock of Parent whether or not presently issued or outstanding, except as set forth on the PARENT SCHEDULE.

     SECTION 3.6. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Parent for inclusion or incorporation by reference in the Registration Statement shall not contain, at the time the Registration Statement is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by the Parent for inclusion or incorporation by reference in the Proxy Statement shall not, at the time the Proxy Statement is first mailed to stockholders, at the time of the Stockholders Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Parent or any of its affiliates should be discovered by the Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Parent shall promptly inform the Company.

     SECTION 3.7. SEC REPORTS. Parent has filed all required forms, reports and documents with the SEC since January 1, 1997 (collectively, the "Parent's
                                                                     --------
SEC Reports"), including without limitation Parent's Annual Report on Form 10-K
-----------
for the year ended December 31, 1997 and Parent's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998. The Parent's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of Parent's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has heretofore delivered or made available to the Company, in the form filed with the SEC, all of Parent's SEC Reports.

     SECTION 3.8. FINANCIAL STATEMENTS. The (a) consolidated balance sheets of the Parent and its subsidiaries at December 31, 1997 and 1996 and the related consolidated statements of earnings, changes in stockholders' equity and statements of cash flow for the years then ended, together with the notes thereto, audited by Arthur Anderson LLP (the "'Parent's Auditors"); and (b)
                                               -----------------
unaudited consolidated balance sheets of the Parent and its subsidiaries at June 30, 1998 and related consolidated statements of income, changes in stockholders' equity and statements of cash flow for the six-month period ended June 30, 1998, have been prepared in accordance with GAAP. Such balance sheets, including the related notes, fairly present, in all material respects, the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Parent and its Subsidiaries at the dates indicated and such consolidated statements of income, changes in stockholders' equity and statements of cash flow fairly present the consolidated results of operations, changes in stockholders' equity and cash flow of the Parent and its Subsidiaries for the periods indicated. The unaudited consolidated financial statements as at and for the six-month period ending June 30, 1998 contain all adjustments, which are solely of a normal recurring nature, necessary to present, in all material respects, fairly the financial position at June 30, 1998, and the results of operations and changes in stockholders' equity and financial position for the periods then ended.

     SECTION 3.9. ABSENCE OF CERTAIN CHANGES. Except as described in the PARENT SCHEDULE, since December 31, 1997, the Parent and its Subsidiaries have conducted their business solely in the ordinary course consistent with past practice. Except as otherwise disclosed on the PARENT SCHEDULE, or in Parents' SEC Reports, since December 31, 1997, the Parent and its Subsidiaries have not

          (a)  suffered any Parent Material Adverse Effect; or

          (b) been subject to any other events or conditions of any character that would have a Parent Material Adverse Effect or impair the ability of Parent to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

     SECTION 3.10. ABSENCE OF LITIGATION; CLAIMS. Except as set forth on the PARENT SCHEDULE, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, or any properties or rights of Parent or any of its Subsidiaries, before any Governmental Entity or arbitrator, which, if decided adversely to Parent or such Subsidiary, would have a Parent Material Adverse Effect or impair the ability of Parent to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby, nor is there any judgement, decree, injunction, rule or order of any Governmental Entity or arbitrator expressly applicable by its terms to the Parent or any of its Subsidiaries having or which, insofar as reasonably can be foreseen, in the future would have a Parent Material Adverse Effect.

     SECTION 3.11. TAX MATTERS. The representations and warranties contained in the Parent Tax Certificate (as defined in Section 4.13 hereof) are true and correct. Parent has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or make untrue any representation or warranty contained in the Parent.

     SECTION 3.12. AFFILIATES. Except for the persons listed on the PARENT SCHEDULE, there are no persons who, to the knowledge of Parent, may be deemed to be affiliates of Parent under Rule 1-02 of Regulation S-X of the SEC. Concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company an executed letter agreement, substantially in the form of Exhibit B hereto, from each of such persons.

     SECTION 3.13. ADEQUACY OF DISCLOSURE. No representation or warranty by Parent in this Agreement, in any certificate or in the Parent Schedule furnished or to be furnished to the Company pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

     SECTION 3.14. BROKERS AND FINDERS. Neither the Parent nor any of its respective officers, directors or employees has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that the Special Committee of the Board of Directors of Parent has engaged Legg Mason Wood Walker, Inc. as its financial advisor.


                                  ARTICLE IV
                               OTHER AGREEMENTS

     SECTION 4.1. CONDUCT OF THE COMPANY'S BUSINESS. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise consent in writing, and except as otherwise expressly contemplated hereby, the business of the Company and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business. By way of amplification and not limitation, except as otherwise expressly contemplated by this Agreement or as otherwise set forth in the Company Schedule, the Company agrees on behalf of itself and its Subsidiaries (other than CMC, which shall not be subject to this Section 4.1) that, without the prior written consent of Parent, they will, between the date of this Agreement and the Effective Time:

          (a) not directly or indirectly do any of the following: (i) amend or propose to amend its Certificate of Incorporation or By-Laws; (ii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares; (iii) redeem, purchase, acquire or offer to acquire any shares of its capital stock; (iv) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock, its shares of Parent Common Stock or of any class or other property or assets whether pursuant to any rights agreement, stock option plans described in the COMPANY SCHEDULE or otherwise, provided that the Company may issue shares of Company Common Stock pursuant to currently outstanding options, warrants and convertible securities and may issue one or more stock options (the "Replacement Options") to replace the conversion rights contained in such convertible securities; (v) accelerate, amend or change the period of exerciseability of options or restricted stock granted under any of the Company Stock Plans or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement, (vi) hire, engage or otherwise retain any new employee, consultant or independent contractor or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (a);

          (b) not, directly or indirectly (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof or make any equity investments therein; provided, however, that Find Dad, Inc. and Kaplan & Kaplan Inc. may merge with and into CMC (the "CMC Merger"); (ii) issue, sell,
                                              ----------
pledge, dispose of or encumber any assets (including without limitation licenses, Authorizations or rights) of the Company or any of its Subsidiaries or enter into any securitization transactions,; (iii) incur any indebtedness for borrowed money or issue any debt securities, (iv) make any commitments or agreements for capital expenditures or capital additions; (v) except for the CMC Merger, enter into or modify any material contract, lease or agreement except in the ordinary course of business and consistent with past practice; (vi) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims not in the ordinary course of business or except as expressly provided herein; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

          (c) not, directly or indirectly (i) initiate any litigation or arbitration proceeding, (ii) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business pursuant to arm's length transactions on commercially reasonable terms, (iii) make any material change to their respective accounting methods, principles or practices, or (iv) settle or compromise any Tax liability, or prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

          (d) not, directly or indirectly, (i) hire, engage or otherwise retain any new employee, consultant or independent contractor; (ii) grant any increase in the salary or other compensation of its employees or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or employee of the Company; (iii) take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or to increase the benefits payable under its severance or termination pay practices; or (iv) adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees; provided, however, that the Company may cause its 401(k) plan to be transfered to CMC;

          (e) not, directly or indirectly, take (and will use reasonable efforts to prevent any affiliate of the Company from taking) or agree in writing or otherwise to take, (i) any of the actions described in this Section 4.1, (ii) any action which would make any of the Company's representations or warranties in this Agreement, if made on and as of the date of such action or agreement, untrue or incorrect in any material respect, or (iii) any action which could prevent it from performing, or cause it not to perform, its obligations under this Agreement, or (iv) any action that would cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code;

          (f) promptly disclose to Parent any information contained in its representations and warranties or the COMPANY SCHEDULE which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of the Company or the COMPANY SCHEDULE hereto for the purposes of Article V hereof, unless Parent shall have consented thereto in writing; and

          (g) use reasonable efforts to obtain and deliver to the Parent at the Closing an executed letter in substantially the form of Exhibit A from each of the Company Affiliates;

provided, however, notwithstanding the provisions of this Section 4.1, that the Company may make the Permitted Distribution as set forth in Section 5.1(f) and issue any Replacement Options.

     SECTION 4.2. PARENT'S UNDERTAKINGS. Parent will not, directly or indirectly, take (and will use reasonable efforts to prevent any affiliate of the Company from taking) any action that would cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code. Parent shall as promptly as practicable following the date hereof apply for approval for listing of Parent Common Stock to be issued pursuant to the Merger on the Nasdaq National Market ("NMS") upon official notice of issuance.

     SECTION 4.3. ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, the Company will (a) give Parent and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices, warehouses and other facilities and to all of its books and records, (b) permit Parent to make such reasonable inspections as it may require, and (c) cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company, as Parent may from time to time reasonably request and as the Company may have on hand or be able to produce without hardship. All such access and information obtained by Parent and its authorized representatives shall be subject to the terms and conditions of the letter agreement between the Company and Parent (the "Confidentiality
                                                      ---------------
Agreement") attached as Exhibit 4.3 hereto.
---------               -----------

     SECTION 4.4.   STOCKHOLDER VOTE; PROXY STATEMENT.

          (a) As promptly as practicable after the date hereof, the Company shall take all action necessary in accordance with Rules 14a-1 et. seq. of the Exchange Act, the DGCL, the rules of the Nasdaq Small-cap Market and its Certificate of Incorporation and By-laws to call, give notice of, convene and hold the Stockholders Meeting as promptly as practicable (unless such date shall be delayed due to circumstances reasonably beyond the control of the parties) to consider and vote upon the approval and adoption of this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable. Subject to the fiduciary duties of the Board of Directors under applicable law, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel, the Board of Directors of the Company shall use its efforts to solicit and secure from its stockholders such approval and adoption of this Agreement and the transactions contemplated hereby.

          (b) As promptly as practicable after the date hereof, the Company and Parent shall jointly prepare and file with the SEC preliminary proxy materials of the Company under the Exchange Act with respect to the Merger, and a preliminary prospectus of Parent with respect to Parent Common Stock to be issued in the Merger and will thereafter use their respective best efforts to respond to any comments of the SEC with respect thereto and to cause the Registration Statement to become effective, and the Proxy Statement and related proxy material to be mailed to the Company's stockholders, as promptly as practicable. The Proxy Statement shall include the unqualified recommendation of the Company's Board of Directors that the Company's stockholders vote in favor of the approval and adoption of this Agreement, unless otherwise necessary due to the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel.

          (c) As soon as practicable after the date hereof, the Company and Parent shall prepare and file any other filings required to be filed by each under the Exchange Act or any other federal or state securities laws relating to the Merger and the transactions contemplated hereby (collectively, "Other
                                                                    -----
Filings") and will use their respective reasonable best efforts to respond to
-------
any comments of the SEC or any other appropriate government official with respect thereto.

          (d) The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare, amend or supplement, to the extent required by the Securities Act the Registration Statement, the Proxy Statement and the Other Filings (collectively, the "SEC
                                                                         ---
Transaction Filings").
-------------------

          (e) The Company and Parent will notify the other party promptly of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the SEC Transaction Filings or for additional information and will supply the other party with copies of all correspondence between the Company or any of its representatives or Parent and any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Transaction Filings, the Company and Parent agree promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Proxy Statement, mailing such supplement or amendment to the Company's stockholders. Parent will provide the Company with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement or the Proxy Statement proposed to be made by it prior to filing such amendment or supplement with the SEC. No amendment or supplement to the information supplied by the Company for inclusion in the Proxy Statement shall be made without the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company will provide the Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement proposed to be made by it prior to filing such amendment or supplement with the SEC. No amendment or supplement to the information supplied by Parent for inclusion in the Proxy Statement shall be made without the approval of the Parent, which approval shall not be unreasonably withheld or delayed. Parent shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

          (f) The information provided and to be provided by the Company and Parent for inclusion or incorporation by reference in SEC Transaction Filings shall at the time such information was supplied be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and the Company and Parent each agree to promptly correct any such information provided by it for use in the SEC Transaction Filings that shall have become false or misleading. The SEC Transaction Filings, when filed with the SEC or any appropriate government official, shall comply as to form in all material respects with all applicable requirements of law. For purposes of the foregoing, information concerning or related to the Parent contained in the Proxy Statement shall be deemed to have been supplied by the Parent and information concerning or related to the Company and the Stockholders Meeting shall be deemed to have been supplied by the Company.

     SECTION 4.5. REASONABLE BEST EFFORTS. Subject to the fiduciary duties of the Company's Board of Directors, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel, and except as otherwise provided herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, statutes, ordinances, codes, rules and regulations to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including but not limited to the satisfaction of all conditions to the Merger, and to consummate the Merger as promptly as practicable, but in no event later than December 31, 1998.

     SECTION 4.6. PUBLIC ANNOUNCEMENTS. No party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided, that nothing contained herein shall prevent any party from promptly making all filings with Governmental Entities and all disclosure as may, in its good faith judgment, be required or advisable under applicable law, regulation or stock exchange rule in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (in which case the disclosing party shall advise the other parties and provide them with a copy of the proposed disclosure or filing prior to making the disclosure or filing).

     SECTION 4.7. NOTIFICATION. Each party hereto shall, or promptly after obtaining knowledge of the occurrence of any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, give notice thereof to the other parties and shall use its best efforts to prevent or promptly to remedy such breach; provided, however, that none of such notices shall be deemed to modify, amend or supplement the representations and warranties of the such party or the disclosure schedules of such party for the purposes of Article V hereof, unless the other party shall have consented thereto in writing.

     SECTION 4.8. SUBSEQUENT FINANCIAL STATEMENTS. Prior to the Effective Time, the Company and the Parent will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such Party under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to the other copies of each such report filed with the SEC.

      SECTION 4.9. CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

     SECTION 4.10. REGULATORY AND OTHER AUTHORIZATIONS. Each party hereto agrees to use commercially reasonable efforts to comply with all legal requirements which may be imposed on such party with respect to the Merger and to obtain all Authorizations, consents, orders and approvals of Governmental Entities and non-governmental third parties that may be or become necessary for its respective execution and delivery of, and the performance of its respective obligations pursuant to, this Agreement, and each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Without limitation, the Company and Parent shall each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than 20 days after the date hereof and shall promptly respond to any request for additional information with respect thereto. Each such filing shall request early termination of the waiting period imposed by the HSR Act.

     SECTION 4.11. TAKEOVER STATUTE. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company and Parent and the members of their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use their reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     SECTION 4.12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.    For a period
of six (6) years after the Effective Time, Parent shall cause the Company as the Surviving Corporation, and any successor in interest thereto (a) to maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of the Company, and (b) to indemnify the directors and officers of the Company to the full extent to which the Company is permitted to indemnify such officers and directors under its charter and bylaws and applicable law; provided, that the Parent shall so indemnify such officers and directors upon any failure of the Company to so indemnify. Any claim for indemnification made prior to the expiration of the six-year (6) period set forth above shall survive until the final determination of such claim. Parent shall provide each individual who served as a director or officer of the Company at any time prior to the Effective Time with liability insurance for a period of thirty-six (36) months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time, provided, however, that Parent shall
                                         --------  -------
not be obligated to provide such coverage to the extent that the cost of such coverage exceeds 150% of the cost of such coverage immediately prior to the Effective Time but will use its reasonable best efforts to obtain as much liability insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the last annual premium paid prior to the date hereof.

     SECTION 4.13. TAX-FREE REORGANIZATION. Each of Parent and the Company will use its best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and to enable Arthur Andersen LLP to render its opinion contemplated by Section 5.2(f) hereof. Each party shall make and shall use its best efforts to cause those of its respective officers and stockholders that counsel to the parties shall reasonably request to make, such representations and certifications as counsel to the parties shall reasonably request to enable them to render such opinion, including, without limitation, the representations of Parent contained in a certificate of Parent (the "Parent
                                                                         ------
Tax Certificate") substantially in the form of the Parent Tax Certificate
---------------
attached as Item 4.13 of the Parent Letter and representations of the Company contained in a certificate of the Company (the "Company Tax Certificate")
                                                -----------------------
substantially in the form of the Company Tax Certificate attached as Item 4.13 to the COMPANY SCHEDULE.

     SECTION 4.14. NO SOLICITATION. (a) Until the termination of this Agreement, without the prior written consent of Parent, from and after the date hereof, the Company will not, and will not authorize or permit any of its Subsidiaries or their officers, directors, employees, financial advisors and agents ("Representatives") to, directly or indirectly, (i) solicit, initiate or
         ---------------
encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any person, (ii) engage in any discussion or negotiations relating thereto or (iii) enter into any agreement with respect to, agree to, approve or recommend any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, the Company may, (A) at any time prior to the time the Company's stockholders shall have voted to approve this Agreement engage in discussions or negotiations with a third party (and may furnish such third party information concerning the Company and its business, properties and assets to such party) who (without any solicitation, initiation, encouragement or negotiation, directly or indirectly, by or with the Company or the Representatives after the date hereof) makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that, (1) after having received the advice of an independent financial advisor, that such Acquisition Proposal, if consummated, could result in a transaction that is more favorable from financial point of view to the Company's stockholders than the Merger (such an Acquisition Proposal, a "Superior Proposal"), and the Special Committee of
                            -----------------
the Company's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that such action is necessary for the Board of Directors of the Company to act in a manner consistent with its fiduciary duties under applicable law, and (2) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, the Company receives from such person or entity an executed confidentiality agreement in customary form, and (3) the Company shall have fully complied with this Section 4.13; (B) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (C) accept a Superior Proposal from a third party, provided the Company terminates this Agreement pursuant to Section 6.1(h) hereof. As used herein, "Acquisition Proposal" shall mean a proposal or offer
                          --------------------
for a tender or exchange offer, merger, consolidation or other business combination involving the Company or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the Parent Common Stock beneficially owned by the Company.

          (b) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or its Representatives with respect to an Acquisition Proposal. The Company shall notify Parent orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), promptly after the receipt thereof, shall keep Parent informed of the status and details of any such inquiry, offer or proposal, and shall give Parent at least five (5) business days prior written notice of (i) any meeting of the Board of Directors of the Company to take any action with respect to an Acquisition Proposal or to withdrawing or modifying, in a manner adverse to Parent, its recommendation to the Company's stockholders in favor of approval of the Merger, and (ii) any agreement to be entered into with any person making such inquiry, offer or proposal.

          (c) Prior to accepting a Superior Proposal, the Company shall, and shall cause its financial and legal advisors to, negotiate in good faith with Parent, for a period of not less than five (5) business days, to make such changes to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby.


                                   ARTICLE V
                             CONDITIONS TO CLOSING

     SECTION 5.1. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND PARENT AND MERGER SUB. The respective obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the transactions contemplated hereby are subject to the requirements that:

          (a)  Stockholder Approval. This Agreement shall have been approved and
               --------------------
adopted by the requisite vote of the stockholders of the Company in accordance with the DGCL and the Certificate of Incorporation and Bylaws of the Company.

          (b)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition shall have been issued and be in effect (i) restraining or prohibiting the consummation of the Merger or any of the transactions contemplated hereby or (ii) prohibiting or limiting the ownership, operation or control by the Company, Parent or any of their respective Subsidiaries of any portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, or compelling the Company, Parent or any of their respective Subsidiaries to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of the Company, parent or any of their respective Subsidiaries (except as contemplated by Section 4.8(b) hereof); nor shall any action have been taken by a Governmental Entity or any federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity or arbitrator, which is in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

          (c)  HSR Act. Any waiting period applicable to the consummation of the
               -------
Merger under the HSR Act shall have expired or been terminated.

          (d)  Registration Statement.  The Registration Statement shall have
               ----------------------
been declared effective under the Securities Act and no stop orders with respect thereto shall have been issued, or threatened to be issued, and Parent shall have received all requisite authorizations under all applicable state securities or blue sky laws necessary to consummate the transaction, copies of which shall have been provided to the Company.

          (e)  Nasdaq National Market.  Approval for listing by the NMS upon
               ----------------------
official notice of issuance of Parent Common Stock to be issued in the Merger shall have been received by Parent and remain in full force and effect.

          (f)  Permitted Distribution. The Company shall have made the Permitted
               ----------------------
Distribution.  For purposes hereof, "Permitted Distribution" means the total
                                     ----------------------
cash and cash equivalents of the Company minus the total liabilities (each as calculated in accordance with GAAP, consistently applied) of the Company, each as of the closing of business on the day prior to the Closing Date. The Company shall provide Parent with the opporunity to review its preliminary calculation of the Permitted Distribution not less than five business days prior to any payment of the Permitted Distribution and will provide Parent with advance notice of any material changes from such preliminary calculation prior to any payment thereof.

     SECTION 5.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated hereby are subject to the further requirements that:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Parent and Merger Sub contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date and at the Closing Parent shall have delivered to the Company a certificate to that effect.

          (b)  Performance of Obligations. Each of the obligations of Parent and
               --------------------------
the Merger Sub to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing Parent shall have delivered to the Company a certificate to that effect.

          (c)  Absence of Material Adverse Effect.  No Parent Material Adverse
               ----------------------------------
Effect shall have occurred, and no fact or circumstance shall exist which could reasonably be expected to result in a Parent Material Adverse Effect.

          (d)  Litigation.    There shall not be any litigation or other
               ----------
proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which in the reasonable judgment of the Company would make the consummation of the Merger imprudent or inadvisable in light of applicable law.

          (e)  Fairness Opinion.  The fairness opinion issued by the Company
               ----------------
Financial Advisor shall not have been rescinded by such Advisor.

          (f)  Tax Opinion.   The opinion of Arthur Andersen LLP dated on or
               -----------
prior to the Closing Date in form and substance reasonably satisfactory to the Company (the "Tax Opinion") shall be in full force and effect and shall not have
              -----------
been withdrawn.

     SECTION 5.3. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the transactions contemplated hereby are subject to the further requirements that:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date and at the Closing the Company shall have delivered to Parent a certificate to that effect.

          (b)  Performance of Obligations.  Each of the obligations of the
               --------------------------
Company to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing the Company shall have delivered to Parent a certificate to that effect.

          (c)  Sale of CMC.  The Company shall have consummated the sale of all
               -----------
of its capital stock of CMC pursuant to the terms of an agreement that imposes no continuing indemnification obligation or other liability on the Company that survives the closing of such transactions.

          (d)  Absence of Material Adverse Effect.  No Company Material Adverse
               ----------------------------------
Effect shall have occurred, and no fact or circumstance shall exist which could reasonably be expected to result in a Company Material Adverse Effect.

          (e)  No Litigation.  There shall not be any proceeding pending or
               -------------
threatened to restrain or invalidate the transactions contemplated by this Agreement, which in the reasonable judgment of Parent would make the consummation of the Merger imprudent or inadvisable in light of applicable law or the defense of which would involve material expense.

          (f)  No Equity Rights in Surviving Corporation. There shall not be any
               -----------------------------------------
securities, rights, warrants, options, or other instruments outstanding which, after consummation of the Merger, would be convertible into or exercisable for securities of the Surviving Corporation, and Parent shall be satisfied that all outstanding options, warrants and convertible securities of the Company will become options, warrants and convertible securities solely with respect to Parent Common Stock on the terms described in Section 1.5 hereof;

          (g)  Appraisal Shares.  The Appraisal Shares, if any, shall not
               ----------------
represent more than 10% of the aggregate outstanding shares of Company Common Stock;

          (h)  Consents.  All authorizations, consents, orders or approvals of,
               --------
or declarations or filings with, and all expirations of waiting periods imposed by, any governmental body, agency or official (all of the foregoing, "Consents")
                                                                      --------
which are necessary for the consummation of the transactions contemplated hereby, other than Consents the failure to obtain which would not have (i) a material adverse effect on the consummation of the transactions contemplated hereby or (ii) a Company Material Adverse Effect, shall have been filed, have occurred or have been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals
 ------------------------------
shall be in full force and effect, provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any state or federal governmental body, agency or official of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental body, which would reasonably be expected to either have a Company Material Adverse Effect or prevent Parent from exercising authority and control over the shares of Parent Common Stock owned by the Company expected to be acquired by Parent by virtue of the Merger.

                                  ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 6.1. TERMINATION. This Agreement may be terminated (by written notice by the terminating party to the other party effective on the date such notice is deemed to have been given) and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

          (a)  By mutual written consent of each of Parent and the Company;

          (b) By either Parent or the Company if the Merger shall not have been consummated on or before December 31, 1998 (the "Termination Date"); provided,
                                                 ----------------
however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) By either Parent or the Company if a Governmental Entity or arbitrator shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) By (i) Parent if the Company shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by the Company shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof or (ii) by the Company if the Parent shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by the Parent shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof;

          (e) By Parent if the Board of Directors of the Company or any committee of the Board of Directors of the Company (i) shall withdraw or modify in any adverse manner its approval and recommendation of this Agreement to its stockholders, (ii) within ten (10 ) days after Parent's request, shall fail to reaffirm such approval or recommendation referred to in clause (i), (iii) shall approve or recommend any acquisition of the shares of Parent Common Stock owned by it (other than pursuant to the TLSP/CRW Warrants) or any tender offer for shares of its capital stock, in each case, other than by Parent or an affiliate thereof, (iv) shall have recommended that the stockholders of the Company tender their shares or publicly announced its intention to take no position with respect to a tender offer or exchange offer for any of the outstanding shares of the Company Common Stock that shall have been commenced or a registration statement with respect thereto shall have been filed (other than by Parent or an affiliate thereof), or (v) shall resolve to take any of the actions specified in this clause (e);

          (f) By either Parent or the Company if the Required Company Stockholder Approval shall not have been obtained at the Stockholders Meeting, including any adjournments thereof;

          (g) By the Company, prior to the approval of this Agreement by the stockholders of the Company, upon five (5) days' prior notice to Parent, if, as a result of a Superior Proposal by a party other than Parent or any of its affiliates, the Board of Directors of the Company determines in good faith that their fiduciary obligations under applicable law require that such Superior Proposal be accepted provided, however, that the Company has fully complied with its obligations under Section 4.14 hereof and with all the applicable requirements of Section 6.2(b) hereof, including the payment of the Termination Fee and the Parent Expenses.

     SECTION 6.2.   EFFECT OF TERMINATION.

          (a)  In the event of termination of this Agreement as provided in
Section 6.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in the last sentence of Section 4.3, the provisions of Section 4.6 hereof and the provisions of 6.2(b), and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

          (b)  (i) If this Agreement (A) is terminated by the Parent pursuant to
Section 6.1(e) or (f) hereof or by the Company pursuant to Section 6.1(g) hereof, or (B) is terminated as a result of the Company's breach of Section 4.14 hereof which is not cured within 10 days after notice thereof to the Company, and (ii) either (A) at the time of such termination or prior to the Stockholders Meeting there shall have been an Acquisition Proposal (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Stockholders Meeting) or (B) within one (1) year after termination of the Agreement the Company shall have entered into an agreement with respect to, or consummated, an Acquisition Proposal, the Company shall pay to Parent an amount equal to (x) a cash termination fee of $1,800,000 (the "Termination Fee"), and (y) all expenses incurred by Parent in connection
      ---------------
with the negotiation, execution and performance of the transactions contemplated hereby (including without limitation all fees and expenses payable to Parent's financial advisors, auditor and counsel) not to exceed $150,000 ("Parent
                                                                  ------
Expenses") within one (1) business day after such termination or, in the case of
--------
(ii)(B), entering into an agreement with respect to, or consummating an Acquisition Proposal.

          (c) If the Company fails to promptly pay to Parent any Termination Fee or Parent Expenses due under Section 6.2(b), the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

     SECTION 6.3. AMENDMENT. This Agreement may be amended by Parent and the Company pursuant to a writing adopted by action taken by Parent and the Company at any time before the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of the Company, no amendment may be made which would alter or change the amount or kinds of consideration to be received by the holders of Company Common Stock upon consummation of the Merger or which would materially and adversely affect the holders of Company Common Stock. This Agreement may not be amended except by an instrument in writing signed by the parties to this Agreement.

     SECTION 6.4. WAIVER. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.


                                  ARTICLE VII
                                 MISCELLANEOUS

     SECTION 7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall not survive beyond the Closing Date. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Closing Date.

     SECTION 7.2. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     SECTION 7.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy or by overnight courier service to the respective parties as follows:

     if to Parent or Merger Sub:

          TeleSpectrum Worldwide Inc.
          443 S. Gulph Road
          King of Prussia, PA 19406
          Telecopy:  (610) 878-7475
          Attention: Mr. Keith E. Alessi

          with copies to:

          Morgan, Lewis & Bockius LLP
          2000 One Logan Square
          Philadelphia, PA   19103
          Telecopy:  (215) 963-5299
          Attention: Stephen M. Goodman, Esq.

          if to the Company:

          CRW Financial, Inc.
          200 Four Falls Corporate
          Suite 415
          W. Conshohocken, PA 19428
          Telecopy:  (610) 878-7466
          Attention: Mr. Jonathan P. Robinson

          with a copy to:
          Pepper Hamilton LLP
          3000 Two Logan Square
          Eighteenth and Arch Streets
          Philadelphia, PA  19103
          Telecopy:  (215) 981-4750
          Attention: Barry M. Abelson, Esq.

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the first business day at the place of which such notice or communication is received following the day on which such notice or communication was sent.

     SECTION 7.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     SECTION 7.5. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 7.6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (including without limitation any employee of the Company or any Subsidiary) any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 1.5 and Section 4.10 (which are intended to be for the benefit of the persons provided for therein, and may be enforced by such persons.)

     SECTION 7.7. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may be executed by facsimile signature which, for all purposes, shall be deemed to be an original signature.

     SECTION 7.8. EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses except that Parent and the Company shall share equally (i) the filing fees payable with respect to the required filings under the HSR Act, (ii) the registration fees payable with respect to filing the Registration Statement, and (iii) all printing expenses incurred with respect to the Proxy Statement and the Registration Statement.

     SECTION 7.9. PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of any party hereto or any officer, director, employee, agent, representative or investor of any party hereto.

     SECTION 7.10. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

     SECTION 7.11. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                         TELESPECTRUM WORLDWIDE INC.

                         By:  /s/ Keith Alessi
                              -------------------------------
                         Name:   Keith Alessi
                         Title:  President


                         CRW ACQUISITION CORP.

                         By: /s/ Keith Alessi
                             --------------------------------
                         Name:   Keith Alessi
                         Title:  President


                         CRW FINANCIAL, INC.

                         By: /s/ Jonathan P. Robinson
                             --------------------------------
                         Name:   Jonathan P. Robinson
                         Title:  Vice President

                            TABLE OF DEFINED TERMS

                                                            Page
     Defined Term                                            No.
   ----------------                                          ---
Acquisition Proposal.....................................    25
Agreement................................................     1
Appraisal Shares.........................................     3
Authorizations...........................................    11
Balance Sheet Date.......................................     9
Certificate of Merger....................................     2
Certificates.............................................     3
Closing..................................................     2
Closing Date.............................................     2
CMC......................................................    14
CMC Merger...............................................    20
Code.....................................................     1
Company..................................................     1
Company 1997 Form 10-K...................................     9
Company Audit Date.......................................    10
Company Balance Sheet....................................    10
Company Common Stock.....................................     1
Company Financial Advisor................................    16
Company Form S-3.........................................     6
Company Forms 10-Q.......................................     9
Company Material Adverse Effect..........................     6
Company Preferred Stock..................................     7
Company Schedule.........................................     6
Company Stock Plans......................................     7
Company Tax Certificate..................................    25
Company's SEC Reports....................................     9
Company's Auditors.......................................     9
Confidentiality Agreement................................    21
Consents.................................................    28
Contract.................................................    11
DGCL.....................................................     1
Effective Time...........................................     2
Employee Plans...........................................    12
ERISA....................................................    12
ERISA Affiliate..........................................    12
Exchange Act.............................................     6
Exchange Agent...........................................     3
Exchange Ratio...........................................     2
Fully-Diluted Common Stock...............................     2
GAAP.....................................................     9
Governmental Entity......................................     9
HSR Act..................................................     9

IRS......................................................   13
ISO......................................................   14
Joint Venture............................................    6
Liens....................................................    7
Merger...................................................    1
Merger Consideration.....................................    2
Merger Stock.............................................    3
Merger Sub...............................................    1
Merger Sub Common Stock..................................    3
NMS......................................................   21
Other Filings............................................   22
Parent...................................................    1
Parent Common Stock......................................    1
Parent Expenses..........................................   30
Parent Form S-3..........................................    6
Parent Material Adverse Effect...........................   16
Parent Preferred Stock...................................   17
Parent Stock Plan........................................   17
Parent Schedule..........................................   16
Parent Tax Certificate...................................   25
Parent's SEC Reports.....................................   17
Parent's Auditors........................................   18
Permitted Distribution...................................   27
Permitted Liens..........................................   11
Proxy Statement..........................................   15
Registration Statement...................................   14
Replacement Options......................................   19
Representatives..........................................   25
Required Company Stockholder Approval....................    8
Requisite Regulatory Approvals...........................   28
SEC......................................................    9
SEC Transaction Filings..................................   22
Securities Act...........................................    9
Stockholders Meeting.....................................   15
Subsidiary...............................................    6
Superior Proposal........................................   25
Surviving Corporation....................................    1
Surviving Corporation Common Stock.......................    3
Tax Opinion..............................................   27
Tax Returns..............................................   11
Taxes....................................................   12
Termination Date.........................................   29
Termination Fee..........................................   30
TLSP/CRW Warrants........................................    5

                              AMENDMENT NO. 1 TO
                              ------------------
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                -----------------------------------------------

     This Amendment No. 1 to the Agreement and Plan of Merger and Reorganization (this "Amendment No. 1") is made and entered into as of December 30, 1998, by and among, CRW Financial, Inc., a Delaware corporation (the "Company"), TeleSpectrum Worldwide Inc., a Delaware corporation (the "Parent") and CRW Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (the "Merger Sub"). The Company, the Parent and the Merger Sub are referred to collectively herein as the "Parties."


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Parties previously entered into an Agreement and Plan of Merger and Reorganization dated as of September 3, 1998 (the "Agreement");

     WHEREAS, the Parties wish to amend certain provisions of the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

  1. Each of the references to the date December 31, 1998 in Sections 4.5 and 6.1(b) of the Agreement is hereby changed to July 31, 1999.

  2. Except as expressly provided for in this Amendment No. 1, all terms and conditions contained in the Agreement are hereby confirmed and shall remain unchanged and in full force and effect.

  3. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Delaware, and may be executed in any number of counterparts (including by facsimile signature), each of which shall be an original and all of which, taken together, shall be deemed one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    CRW FINANCIAL, INC.


                                    By:    /s/ J. Brian O'Neill
                                           -------------------------------------
                                    Name:  J. Brian O'Neill
                                    Title: President and Chief Executive Officer


                                    TELESPECTRUM WORLDWIDE INC.


                                    By:    /s/ Keith E. Alessi
                                           -------------------------------------
                                    Name:  Keith E. Alessi
                                    Title: Chief Executive Officer


                                    CRW ACQUISITION CORP.


                                    By:    /s/ Keith E. Alessi
                                           -------------------------------------
                                    Name:  Keith E. Alessi
                                    Title: Chief Executive Officer

                                  APPENDIX II

                       CRW AGREEMENT AND PLAN OF MERGER

================================================================================


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG

                              CRW FINANCIAL, INC.

                         TELESPECTRUM WORLDWIDE INC.,

                                      and

                           AND CRW ACQUISITION CORP.



                         Dated as of September 3, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                                              Page No.
                                                                                              --------

W I T N E S S E T H............................................................................      1
-------------------
ARTICLE I
THE MERGER.....................................................................................      1
     SECTION 1.1.   THE MERGER.................................................................      1
     SECTION 1.2.   STOCKHOLDER MEETING, CLOSING, EFFECTIVE TIME OF THE MERGER.................      2
     SECTION 1.3.   CONVERSION AND CANCELLATION OF SECURITIES..................................      2
     SECTION 1.4.   EXCHANGE OF CERTIFICATES...................................................      3
     SECTION 1.5.   OPTIONS AND WARRANTS.......................................................      5

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................      6
     SECTION  2.1.  ORGANIZATION, POWERS AND QUALIFICATIONS....................................      6
     SECTION  2.2.  SUBSIDIARIES...............................................................      6
     SECTION  2.3.  CAPITAL STOCK..............................................................      7
     SECTION  2.4.  CERTIFICATE OF INCORPORATION, BY-LAWS AND MINUTE BOOKS.....................      8
     SECTION  2.5.  AUTHORITY; BINDING EFFECT..................................................      8
     SECTION  2.6.  CONFLICT WITH OTHER AGREEMENTS; APPROVALS..................................      8
     SECTION  2.7.  GOVERNMENTAL CONSENTS AND APPROVALS........................................      8
     SECTION  2.8.  SEC REPORTS................................................................      9
     SECTION  2.9.  FINANCIAL STATEMENTS.......................................................      9
     SECTION 2.10.  ABSENCE OF CERTAIN CHANGES.................................................     10
     SECTION 2.11.  INDEBTEDNESS; ABSENCE OF UNDISCLOSED LIABILITIES...........................     10
     SECTION 2.12.  ASSETS.....................................................................     10
     SECTION 2.13.  CONTRACTS..................................................................     11
     SECTION 2.14.  INSURANCE..................................................................     11
     SECTION 2.15.  AUTHORIZATIONS; COMPLIANCE WITH LAW........................................     11
     SECTION 2.16.  TAXES......................................................................     11
     SECTION 2.17.  ABSENCE OF LITIGATION; CLAIMS..............................................     12
     SECTION 2.18.  EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS..............................     12
     SECTION 2.19.  LABOR MATTERS..............................................................     14
     SECTION 2.20.  INTELLECTUAL PROPERTY......................................................     14
     SECTION 2.21.  ADEQUACY OF DISCLOSURE.....................................................     14
     SECTION 2.22.  REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS.........................     14
     SECTION 2.23.  TAX MATTERS................................................................     15
     SECTION 2.24.  AFFILIATES.................................................................     15
     SECTION 2.25.  BOARD ACTION; VOTE REQUIRED; APPLICABILITY OF SECTION 203..................     15
     SECTION 2.26.  OPINION OF FINANCIAL ADVISOR...............................................     15
     SECTION 2.27.  BROKERS AND FINDERS........................................................     15

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................     16
     SECTION 3.1.   ORGANIZATION AND POWERS....................................................     16
     SECTION 3.2.   AUTHORITY; BINDING EFFECT..................................................     16

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
     SECTION  3.3.  CONFLICT WITH OTHER AGREEMENTS; APPROVALS..................................     16
     SECTION  3.4.  GOVERNMENTAL CONSENTS AND APPROVALS........................................     16
     SECTION  3.5.  CAPITAL STOCK..............................................................     17
     SECTION  3.6.  REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS.........................     17
     SECTION  3.7.  SEC REPORTS................................................................     17
     SECTION  3.8.  FINANCIAL STATEMENTS.......................................................     18
     SECTION  3.9.  ABSENCE OF CERTAIN CHANGES.................................................     18
     SECTION 3.10.  ABSENCE OF LITIGATION; CLAIMS..............................................     18
     SECTION 3.11.  TAX MATTERS................................................................     18
     SECTION 3.12.  AFFILIATES.................................................................     19
     SECTION 3.13.  ADEQUACY OF DISCLOSURE.....................................................     19
     SECTION 3.14.  BROKERS AND FINDERS........................................................     19

ARTICLE IV
OTHER AGREEMENTS...............................................................................     19
     SECTION  4.1.  CONDUCT OF THE COMPANY'S BUSINESS..........................................     19
     SECTION  4.2.  PARENT'S UNDERTAKINGS......................................................     21
     SECTION  4.3.  ACCESS TO INFORMATION......................................................     21
     SECTION  4.4.  STOCKHOLDER VOTE; PROXY STATEMENT..........................................     21
     SECTION  4.5.  REASONABLE BEST EFFORTS....................................................     23
     SECTION  4.6.  PUBLIC ANNOUNCEMENTS.......................................................     23
     SECTION  4.7.  NOTIFICATION...............................................................     23
     SECTION  4.8.  SUBSEQUENT FINANCIAL STATEMENTS............................................     23
     SECTION  4.9.  CONTROL OF OPERATIONS......................................................     24
     SECTION 4.10.  REGULATORY AND OTHER AUTHORIZATIONS........................................     24
     SECTION 4.11.  TAKEOVER STATUTE...........................................................     24
     SECTION 4.12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS..................................     24
     SECTION 4.13.  TAX-FREE REORGANIZATION....................................................     24
     SECTION 4.14.  NO SOLICITATION............................................................     25

ARTICLE V
CONDITIONS TO CLOSING..........................................................................     26
     SECTION 5.1.   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND PARENT AND MERGER SUB.....     26
     SECTION 5.2.   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY...............................     27
     SECTION 5.3.   CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB.....................     27

ARTICLE VI
TERMINATION, AMENDMENT AND WAIVER..............................................................     29
     SECTION 6.1.   TERMINATION................................................................     30
     SECTION 6.2.   EFFECT OF TERMINATION......................................................     30
     SECTION 6.3.   AMENDMENT..................................................................     30
     SECTION 6.4.   WAIVER.....................................................................     30

ARTICLE VII
MISCELLANEOUS..................................................................................     31
     SECTION 7.1.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................     31
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
     SECTION 7.2.   ENTIRE AGREEMENT...........................................................     31
     SECTION 7.3.   NOTICES....................................................................     31
     SECTION 7.4.   GOVERNING LAW..............................................................     32
     SECTION 7.5.   DESCRIPTIVE HEADINGS.......................................................     32
     SECTION 7.6.   PARTIES IN INTEREST........................................................     32
     SECTION 7.7.   COUNTERPARTS; FACSIMILE SIGNATURES.........................................     32
     SECTION 7.8.   EXPENSES...................................................................     32
     SECTION 7.9.   PERSONAL LIABILITY.........................................................     32
     SECTION 7.10.  BINDING EFFECT; ASSIGNMENT.................................................     33
     SECTION 7.11.  SEVERABILITY...............................................................     33


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